Exhibit 99.1

Executive Changes at Ampio

GREENWOOD VILLAGE, Colo. , Jan. 9, 2012 /PRNewswire/ — Ampio Pharmaceuticals, Inc. (Nasdaq: AMPE—News) (“Ampio” or the “Company”), a company that discovers and develops new uses for previously approved drugs and new molecular entities, announced that CEO Don Wingerter would be granted a compassionate leave from all his duties at the company in order for him to attend to serious health problems afflicting both his parents. The term of leave is unknowable and should be considered indefinite at this time. Following Don’s extremely successful tenure as CEO will be Michael Macaluso, current Chairman of the Ampio Board of Directors and lead investor in DMI BioSciences, predecessor company to Ampio.

Philip Coelho, Chairman of the Nominating and Governance committee of the Board, commented “We, the entire Ampio Board, gratefully express our appreciation of all the excellent work performed by Don Wingerter as CEO especially over the last two years, because of our awareness of the deteriorating health of his parents and of the terrible strain under which he performed with great distinction. Thus, we respect fully his decision to devote himself to his parents in their time of most urgent need. We wish the Wingerter family the best.”

“Fortunately for Ampio shareholders, Mr. Macaluso, who, in the unanimous opinion of the Board, could not be more highly qualified by intelligence, experience, determination and knowledge of the issues before us, has agreed to assume the duties of CEO immediately. Mr. Macaluso previously served as CEO managing the turn-around at Isolagen from August 2001 until September 2004. Prior to his tenure, Isolagen’s commercial efforts had been terminated by FDA intervention and the company was on the verge of bankruptcy. Mr. Macaluso led a group of investors that provided Isolagen credit during the due diligence period and significant investment thereafter. As CEO, Mr. Macaluso quickly refocused the business goals of Isolagen, improved the relationship with the FDA, hired an accomplished management team, re-introduced the upgraded company to Institutional Investors and received FDA permission to proceed with a clinical trial of the company’s lead product. Having positioned the company for a successful future, Mr. Macaluso removed himself as CEO in September 2004 to make way for a more conventional CEO with pharmaceutical background and leaving Isolagen with a market capitalization in excess of $300,000,000, more than $100,000,000 in cash and equivalents, an FDA sanctioned pivotal trial underway, a highly-institutionalized float and with three autologous cell laboratories constructed in England, Australia, and the United States ready to support the commercialization of the product. Revenues had already begun to come in, in the UK.”

Dr. David Bar-Or, founder, Director and Chief Scientific Officer of Ampio, noted “As a member of Ampio’s Board and a friend of Don Wingerter, I am saddened by his completely understandable action in leaving us and concentrating in the care of his parents. I am certain I speak for all of us in expressing the hope that he will return after his family’s issues are stabilized. As a professional investigator, I have been involved in research in underserved areas of medicine for over three decades. I founded DMI BioSciences and was able to reach substantial research and discovery advances in that company, although the business aspects of the Company did not thrive. This changed radically when I was introduced to Mr. Macaluso who became the lead investor and the driving force in transforming my discoveries into Ampio Pharmaceuticals Inc., a rapidly developing pharmaceutical business with active clinical trials of my lead drug discoveries. To accomplish this transformation he has worked tirelessly over the last 30 months, without compensation, and made sure that all the DMI shareholders would benefit significantly from the future success of the company. In that respect, and in all his other actions, he has been remarkably able, fair and generous. I am proud to be associated with this talented business person whose clear mission is to reward the shareholders and commercialize much needed remedies to many sufferers”.

About Ampio

Ampio Pharmaceuticals, Inc. develops innovative proprietary drugs for metabolic disease, eye disease, kidney disease, inflammation, CNS disease, and male sexual dysfunction. The product pipeline includes new uses for previously approved drugs and new molecular entities (“NMEs”). By concentrating on development of new uses for previously approved drugs, approval timelines, costs and risk of clinical failure are reduced because these drugs have strong potential to be safe and effective while their shorter development times can significantly increase near term value. A key strategy includes actively exploring partnership, licensing and other collaboration opportunities to maximize Ampio’s product development programs. For more information about Ampio, please visit our website, www.ampiopharma.com.

Forward-Looking Statements

Ampio’s statements in this press release that are not historical fact and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by use of words such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions. These forward-looking statements include risks associated with clinical trials, expected results, regulatory approvals, and changes in business conditions and similar events. The risks and uncertainties involved include those detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including Ampio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Contact

Investor Relations, Ampio Pharmaceuticals, Inc.— 720-437-6500